EXHIBIT 5.5

CONSENT OF TERRY CADRIN

The undersigned hereby consents to (i) the filing of the written disclosure regarding:

•	sections 15, 16, 21 and 22 of the Technical Report, Efemçukuru Gold Mine, Turkey, effective December 31, 2019, originally prepared by Imola Gotz;
•	sections 15, 16, 21 and 22 of the Technical Report, Kişladağ Gold Mine, Turkey, effective January 17, 2020, originally prepared by Richard Miller;
•	the Efemçukuru underground mineral reserves;
•	the Kişladağ open pit mineral reserves;
•	the Skouries open pit mineral reserves;
•	the Certej open pit mineral reserves;
•	the Perama Hill open pit mineral reserves; and
•	other information pertaining to these projects

and (ii) the references to the undersigned’s name in connection with the preparation and review of the scientific or technical information contained in the short form base shelf prospectus and under the caption “Interest of Experts” in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Terry Cadrin
Name: Terry Cadrin, P.Eng.
Date: May 18, 2023